Exhibit 10.6

SECOND AMENDED AND RESTATED

HORNBECK OFFSHORE SERVICES, INC.

INCENTIVE COMPENSATION PLAN

AMENDMENT TO

RESTRICTED STOCK UNIT AGREEMENT

FOR EXECUTIVE OFFICERS

(Performance Based)

This AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”) is made effective as of                     , by and between Hornbeck Offshore Services, Inc. (the “Company”) and                      (“Employee”).

WITNESSETH THAT:

WHEREAS, Employee and the Company entered into that certain Restricted Stock Unit Agreement dated effective as of                     , 20     (the “Agreement”), pursuant to which the Company granted RS Units (as defined in the Agreement) to Employee on the terms described therein;

WHEREAS, the parties desire to amend the Agreement to clarify the Company’s intent and to ensure that the rights of Employee under the Agreement conform to rights granted to the Company’s other named executive officers.

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Agreement.

2. Amendment to Section 4(e). Section 4(e) is hereby amended by deleting it and replacing it in its entirety to read as follows:

(e) Death or Disability. In the event of the Employee’s death or Disability during the Measurement Period then (i) the Company shall determine the [Insert Performance Measure] on the business day immediately prior to such death or Disability as if such day of determination was the end of the Measurement Period and, if not previously forfeited, Employee shall vest in and have a non-forfeitable right to the greater of (x) the Base RS Units or (y) that percentage of the Base RS Units and that percentage of the Bonus RS Units corresponding to the [Insert Performance Measure], as set forth in the table in paragraph (f) of this Section 4, and (ii) Employee shall, for no consideration, forfeit to the Company upon such death or Disability all of the RS Units that remain unvested at such time.

3. Amendment to Section 4(g). Section 4(g) is hereby amended by deleting it and replacing it in its entirety to read as follows:

(g) Change of Control. If a Change of Control occurs during the Measurement Period then (i) the Company shall determine the [Insert Performance Measure] on the business day immediately prior to such Change of Control as if such day of determination was the end of the Measurement Period and, if not previously forfeited, Employee shall vest in and have a non-forfeitable right to the greater of (x) the Base RS Units or (y) that percentage of the Base RS Units and that percentage of the Bonus RS Units corresponding to the [Insert Performance Measure], as set forth in the table in paragraph (f) of this Section 4, above, and (ii) Employee shall, for no consideration, forfeit to the Company upon such Change of Control all of the RS Units that remain unvested at such time.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by an authorized officer and Employee has executed this Amendment, all as of the date first above written.

HORNBECK OFFSHORE SERVICES, INC.

By:
Title:

EMPLOYEE

Name:

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